Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 30, 2026, with respect to the consolidated financial statements included in the Annual Report on Form 20-F for the year ended December 31, 2025. We consent to the incorporation by reference of the said report in the Registration Statements of Lanvin Group Holdings Limited on Forms F-3 (File Nos. 333-276476, 333-280891 and 333-269150).

GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

/s/ GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP
Shanghai, the People’s Republic of China

April 30, 2026